Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement No. 333-232488 on Form S-3 and Registration Statement Nos. 333-225801 and 333-237508 on Form S-8 of our report dated March 24, 2021, relating to the financial statements of Aptinyx Inc., appearing in this Annual Report on Form 10-K for the year ended December 31, 2020.

/s/ Deloitte & Touche LLP

Chicago, Illinois
March 24, 2021